Exhibit (a)(1)(iii)

NOTICE OF WITHDRAWAL OF TENDER

Regarding

SHARES

of

PERMAL HEDGE STRATEGIES FUND II

Tendered Pursuant to the Offer to Purchase

Dated September 28, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE

RECEIVED BY BNY MELLON TA ALTERNATIVE INVESTMENT RIC FUNDS BY, 11:59 P.M.,

NEW YORK TIME, ON TUESDAY, OCTOBER 27, 2015, UNLESS THE OFFER IS

EXTENDED OR THE FUND PERMITS A LATER WITHDRAWAL.

Complete this Notice of Intent to Tender and Return or Deliver via U.S. Post Service mail or via overnight private shipping service to:

Permal Hedge Strategies Funds

c/o BNY Mellon TA Alternative Investment RIC Funds

4400 Computer Drive

Westborough, MA 01581

For additional information:

Phone: (877) 355-1494

Fax: (508) 599-4117

You may also direct questions to your financial consultant.

1

Permal Hedge Strategies Fund II

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Permal Hedge Strategies Fund II (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Notice of Intent to Tender dated             . IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS (OR THE FUND IN ITS DISCRETION PERMITS A LATER WITHDRAWAL), THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE FUND.

Such tender was in the amount of (specify one):

☐	All of the undersigned’s Shares.

☐	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$

The undersigned recognizes that upon the submission on a timely basis (or later submission with acceptance by the Fund) of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Print Name of Shareholder

Title (if applicable)	Title (if applicable)

Date:	Date:

2

NOTICE OF WITHDRAWAL OF TENDER

Regarding

SHARES

of

PERMAL HEDGE STRATEGIES FUND II

FOR CLIENTS OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Tendered Pursuant to the Offer to Purchase

Dated September 28, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND YOUR MERRILL LYNCH FINANCIAL ADVISOR/PORTFOLIO MANAGER MUST SUBMIT THIS NOTICE OF WITHDRAWAL FOR PROCESSING BY, 11:59 P.M., NEW YORK

TIME, ON TUESDAY, OCTOBER 27, 2015, UNLESS THE OFFER IS

EXTENDED OR THE FUND PERMITS A LATER WITHDRAWAL.

Complete this Notice of Withdrawal of Tender and Return or Deliver to your Merrill Financial Advisor/Portfolio Manager:

For additional information call your Merrill Financial Advisor/Portfolio Manager.

2

Permal Hedge Strategies Fund II

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Permal Hedge Strategies Fund II (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Notice of Intent to Tender dated             . IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS (OR THE FUND IN ITS DISCRETION PERMITS A LATER WITHDRAWAL), THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE FUND.

Such tender was in the amount of (specify one):

☐	All of the undersigned’s Shares.

☐	A portion of the undersigned’s Shares.

Shares

The undersigned recognizes that upon the submission on a timely basis (or later submission with acceptance by the Fund) of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Print Name of Shareholder

Title (if applicable)	Title (if applicable)

Date:	Date:

2